Exhibit 99.1

Named Executive Officers’ 2006 Base Salaries and Bonus Targets

Named Executive Officer	2006 Base Salary	2006 Bonus Target (% of Base Salary) [1]
Timothy M. Shannon EVP & Chief Medical Officer	$325,000	35%

Elizabeth A. Whayland SVP of Finance & Corporate Secretary	$211,000	30%

David M. Wurzer EVP & Chief Financial Officer	$300,000	35%

Christopher K. McLeod President & CEO, 454 Life Sciences	$338,000	40%

[1]	The target bonus opportunity can be exceeded by up to 2 times the target for exceptional performance. For example, an executive with a target bonus of 35% who has outstanding performance can receive a bonus of as much as 70% of base salary.